UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2026 (April 01, 2026)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15925	13-3893191
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard
Franklin, Tennessee		37067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 465-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 1, 2026, CHS/Community Health Systems, Inc. (“CHS”), a wholly-owned subsidiary of Community Health Systems, Inc. (the “Company”), completed the transaction contemplated by that certain Asset Purchase Agreement dated as of January 20, 2026 (the “Purchase Agreement”), with The Health Care Authority of the City of Huntsville, d/b/a Huntsville Hospital Health System (the “Purchaser”), the entry into which Purchase Agreement was previously disclosed on a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on January 20, 2026. Pursuant to the Purchase Agreement, at the closing, Purchaser acquired substantially all of the assets and assumed certain liabilities from certain subsidiaries of CHS related to Crestwood Medical Center in Huntsville, Alabama, and its associated outpatient centers and practices (the transactions contemplated by the Purchase Agreement, the “Transaction”). The purchase price paid to CHS in connection with the closing of the Transaction, after giving effect to estimated working capital and before certain transaction expenses, was $459 million in cash (subject to a post-closing working capital adjustment).

The foregoing summary of the Transaction and the terms and conditions of the Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The representations, warranties, and covenants contained in the Purchase Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may have been qualified in the Purchase Agreement by confidential disclosure schedules (which disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representation, warranties and covenants set forth in the Purchase Agreement), may be subject to limitations and contractual risk allocation mechanisms agreed upon by the parties to the Purchase Agreement, and may be subject to standards of materiality that differ from what an investor may view as material, and thus should not be relied upon as necessarily reflecting the actual state of facts or conditions.

The Transaction constituted a significant disposition for purposes of Item 2.01 of Form 8-K. Accordingly, the pro forma information required by Item 9.01 of Form 8-K is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On April 1, 2026, the Company issued a press release announcing the completion of the Transaction, a copy of which press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The following unaudited pro forma financial information of the Company in connection with the Transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference:

•
Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2025.
•
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2025.
•
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

(d) Exhibits

Exhibit Number	Description
2.1

Asset Purchase Agreement dated as of January 20, 2026, by and between CHS/Community Health Systems, Inc. and The Health Care Authority of the City of Huntsville d/b/a Huntsville Hospital Health System.* (incorporated by reference to Exhibit 2.1 to Community Health Systems, Inc.'s Current Report on Form 8-K filed on January 20, 2026 (No. 001-15925))

99.1	Community Health Systems, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements
99.2	Press Release of Community Health Systems, Inc. dated April 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such omitted schedules and exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

Date:	April 1, 2026	By:	/s/ Kevin J. Hammons
Kevin J. Hammons Chief Executive Officer (principal executive officer)